Exhibit 99.2
FORM OF NOTICE OF GUARANTEED DELIVERY
ALION SCIENCE AND TECHNOLOGY CORPORATION
NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF ALL OUTSTANDING
10 1/4% SENIOR NOTES DUE 2015
IN EXCHANGE FOR
10 1/4% SENIOR NOTES DUE 2015
THAT HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933
     This form, or one substantially equivalent hereto, must be used by a holder to accept the exchange offer of Alion Science and Technology Corporation, a Delaware corporation, and to tender 10 1/4% Senior Notes Due 2015 (the “Outstanding Notes”) to the exchange agent pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Procedures for Tendering Outstanding Notes—Guaranteed Delivery” beginning on page of the prospectus of Alion Science and Technology Corporation, dated                     , 2007 (the “Prospectus”), and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the exchange agent receives this Notice of Guaranteed Delivery prior to the expiration date (as defined below) of the exchange offer. Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2007, UNLESS EXTENDED (THE “EXPIRATION DATE”). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:
WILMINGTON TRUST COMPANY

By Registered or Certified Mail
or Overnight Courier:	By Hand in Wilmington, DE.:

Rodney Square North	Rodney Square North
1100 North Market Street	1100 North Market Street
Wilmington, DE 19890-1626 Attention: Alisha Clendaniel	Wilmington, DE 19890-1626 Attention: Alisha Clendaniel

By Facsimile Transmission:
(for Eligible Institutions Only)
Facsimile: (302) 636 4139
Confirm by Telephone: (302) 636 6470

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE IN THE BOX PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.
     Ladies and Gentlemen:
     The undersigned hereby tenders to Alion Science and Technology Corporation, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer – Procedures for Tendering Outstanding Notes – Guaranteed Delivery” and in Instruction 2 of the Letter of Transmittal.
     The undersigned hereby tenders the Outstanding Notes listed below:

Certificate Number(s) (if known)	Aggregate Principal
of Outstanding Notes:	Amount Represented:
Account Number at the Book-Entry Facility Tendered:	Aggregate Principal Amount Tendered*:

*	Must be in minimum denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof.
     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
PLEASE SIGN AND COMPLETE

Name(s) of Record Holder(s):

Address(es):

Area Code and Telephone Number(s):

Signature(s) of owners of Authorized Signatory:

Dated:

     This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.
PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17 Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the exchange agent of the Letter of Transmittal (or facsimile thereof) properly completed and validly executed, together with the certificates representing the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the exchange agent’s account at the book-entry transfer facility described in the prospectus under the caption “The Exchange Offer—Procedures for Tendering Outstanding Notes—Book-Entry Transfer” and in the Letter of Transmittal and any other required documents, all by 5:00 p.m., New York City time, within three business days after the expiration delivery of this Notice of Guaranteed Delivery.

Name of Firm:

Authorized Signatory:

Name:

Title:

Address:

(Include zip code)

Area Code and Telephone Number:

Dated:

     DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY
     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the exchange agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.
     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature must correspond with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the book-entry transfer facility whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.
     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Outstanding Notes or signed as the name of the participant shown on the book-entry transfer facility’s security position listing.
     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to Alion Science and Technology Corporation of such person’s authority to so act.
     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the prospectus may be directed to the Exchange Agent at the address specified in the prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.